Exhibit 99.1

Atlas Technical Consultants Reports Second Quarter 2020 Results

- Resilient business model, proactive execution and safety-first emphasis delivered strong results -

- Reiterate full year 2020 outlook -

Austin, TX (August 10, 2020) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading provider of professional testing, inspection, engineering, program management and consulting services, announced today results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights:

●	Gross revenue of $112.7 million, with significant demand recovery since April driving sequential monthly revenue improvement as quarter progressed

●	Net revenue[1] of $91.6 million, representing 81.3% of gross revenues, compared to net revenues representing 79.2% of gross revenues in the prior year period

●	Net income of $2.2 million

●	Adjusted EBITDA[2] of $15.4 million

●	Backlog up year-over-year to a record $621 million

●	Liquidity at the end of the quarter was approximately $39.0 million, including cash of $16.9 million plus availability under the revolving credit facility

●	Signed agreements to acquire Alta Vista and WesTest, which will strengthen Atlas’ transportation and other infrastructure-related testing, inspection and engineering services in our West, Central and Northeast regions

“My sincere appreciation goes to our entire team as we work together during this very challenging time to operate safely, provide exceptional service and support to our clients, and take care of each other along the way,” stated L. Joe Boyer, Atlas’ Chief Executive Officer. “Delivering a solid quarter during extraordinary circumstances ultimately demonstrates the resilience of our business and underlying demand for our mission critical services. Our government-based volume grew steadily through the quarter as states continued to invest in critical infrastructure. Our planned acquisitions of Alta Vista and WesTest will further enhance our self-performance capabilities in this key growth sector, and our acquisition pipeline remains robust to further accelerate our success. In the private sector, we saw sequential monthly improvement in the quarter, and we are already positioning for a future that will see demand for safer environments in places of business, commercial structures and other spaces.”

Mr. Boyer continued, “Overall, we believe our business is in great shape with strong project wins driving record backlog combined with a flexible cost structure to efficiently serve customers. We remain committed to generating additional cash flow and strengthening our balance sheet while executing our deleveraging acquisition strategy to generate additional value. We are confident that our strategy and capital resources, coupled with disciplined execution from our team, will continue to position us as a standout emerging growth company within our space in 2020 and into 2021.”

(1)	Net revenue is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net revenue to the most comparable financial measure calculated in accordance with GAAP.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.

Second Quarter 2020 Results

●	Gross revenue of $112.7 million, compared to $123.7 million in the prior year quarter. The lower revenue is attributable primarily to COVID-19 related delays in private sector work, partly offset by the contribution of Long Engineering acquired in February 2020.

●	Net revenue of $91.6 million, compared to $97.9 million in the prior year quarter. The lower revenue is attributable to the decline in gross revenue, partly offset by an increasing level of self-performance work, minimizing reliance on third-party providers and pass-through participation.

●	Net income was $2.2 million, compared to net income of $4.1 million in the prior year quarter.

●	Adjusted EBITDA of $15.4 million, compared to $17.3 million in the prior year quarter, primarily due to lower net revenues partly offset by operating efficiency and discrete cost mitigation measures enacted at the onset of the pandemic.

●	Backlog at quarter end totaled $621 million, up from $611 million at the end of the prior year quarter. Strong sales and backlog growth were driven by a range of project additions across the nationwide platform, an increase in average project size and the addition of Long Engineering.

●	Operating cash flow of $6.3 million, compared to $6.4 million in the prior year quarter.

Six Month 2020 Results

●	Gross revenue of $222.0 million, compared to $229.3 million in the prior year period.

●	Net revenue of $182.1 million, compared to $183.7 million in the prior year period.

●	Net loss was $21.3 million, compared to net income of $4.9 million in the prior year period. The net loss in the first half 2020 included $27.3 million of one-time pre-tax costs, primarily related to $16.7 million of transaction costs and professional fees associated with the Company’s business combination with Boxwood Merger Corp, and also $10.7 million of non-cash equity compensation.

●	Adjusted EBITDA of $ 28.3 million, compared to $28.2 million in the prior year period, essentially stable year-over-year despite a decrease in revenue.

Full Year 2020 Outlook

●	Based on current backlog, the Company affirms its previously provided expectation for gross revenue to be in the range of $453 million to $468 million, with net revenue representing a higher percentage of gross revenue in 2020 compared to 2019.

●	Adjusted EBITDA is anticipated to be in the range of $58 million to $64 million.

●	The outlook reflects current visibility on the timing of work as stay-at-home orders are lifted.

David D. Quinn, Sr. Chief Financial Officer, concluded, “Our strong results validate the exceptional resilience of our business during a quarter in which the U.S. economy contracted at the steepest rate in our nation’s history. We are therefore optimistic about our outlook based on the trajectory of our end markets and the continued improvement in our labor utilization, as well as the adaptability of our highly variable cost structure to help us succeed in a variety of economic scenarios. We look forward to delivering on our 2020 objectives and to entering 2021 with significant momentum to further build on our success.”

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Webcast and Conference Call

The Company will host a webcast and conference call on Monday, August 10, 2020 at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review second quarter 2020 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-407-9716 (Domestic) and 1-201-493-6779 (International). To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13707220. A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection engineering and consulting services under the name Atlas Technical Consultants, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With more than 100 offices in 40 states and 3,200+ employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our periodic report on Form 10-Q for the period ended June 30, 2020 and filed with the SEC concurrently with the release of this press release, our annual report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (“SEC”) on March, 16, 2020, and our periodic report on Form 10-Q for the period ended March 31, 2020 and filed with the SEC on May 11, 2020, particularly the “Risk Factors” sections of such reports and the factors described below: (1) the ability to maintain the listing of the Company’s shares of Class A common stock and warrants on Nasdaq; (2) the ability to recognize the anticipated benefits of the business combination or acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) costs related to the business combination and acquisitions; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

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Atlas Technical Consultants

Consolidated Statement of Operations

(in thousands)

	Three Months Ended June 30,
	2020	2019
Revenues	$112,715	$123,669

Cost of revenues	(58,714)	(68,452)
Operating expenses	(45,376)	(47,236)

Operating income (loss)	8,625	7,981

Interest expense	(6,398)	(3,149)
Other income (expense)	18	(486)

(Loss) income before income taxes	2,245	4,346
Income tax expense	-	(154)

Net income (loss) from continuing operations	2,245	4,192

Loss from discontinued operations	-	(64)

Net income (loss)	2,245	4,128
Provision for non-controlling interest	1,881	-
Redeemable preferred stock dividends	(4,533)	-
Net (loss) income attributable to Class A common stock shareholders/members	$(407)	$4,128

(Loss) Per Class A Common Share	$(0.07)	N/A
Weighted average of shares outstanding:
Class A common shares (basic and diluted)	5,767,342	N/A

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Atlas Technical Consultants

Consolidated Balance Sheet

(in thousands)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and equivalents	$16,881	$20,185
Accounts receivable, net	88,356	90,775
Unbilled receivables, net	45,501	40,513
Prepaid expenses	4,100	5,266
Other current assets	1,036	812

Total current assets	155,874	157,551

Property and equipment, net	15,439	14,824
Intangible assets, net	88,401	92,389
Goodwill	92,254	85,125
Other long-term assets	2,907	2,884

TOTAL ASSETS	$354,875	$352,773

LIABILITIES, REDEEMABLE PREFERRED STOCK, SHAREHOLDERS’ EQUITY AND MEMBERS’ CAPITAL
Current liabilities:
Trade accounts payable	$21,296	$30,754
Accrued liabilities	10,958	10,085
Current maturities of long-term debt	14,050	10,875
Other current liabilities	11,482	13,712

Total current liabilities	57,786	65,426

Long-term debt, net of current maturities and loan costs	270,915	158,557
Other long-term liabilities	7,791	1,347

Total liabilities	336,492	225,330

COMMITMENTS AND CONTINGENCIES (NOTE 14)

Redeemable preferred stock	145,866	-

Members’ Capital	-	127,443
Class A common stock, $.0001 par value, 400,000,000 shares authorized, 5,767,342 shares issued and outstanding at June 30, 2020	1	-

Class B common stock, $.0001 par value, 23,974,368 shares authorized, 23,974,368 shares issued and outstanding at June 30, 2020	2	-
Additional paid in capital	(23,442)	-
Non-controlling interest	(102,131)	-
Retained (deficit)	(1,913)	-

Total shareholders’ equity/members’ capital	(127,483)	127,443

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK.
SHAREHOLDERS’ EQUITY AND MEMBERS’ CAPITAL	$354,875	$352,773

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Atlas Technical Consultants

Consolidated Statement of Cash Flows

(in thousands, except share and per share data)

	For the six months June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(21,324)	$4,863
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,327	10,534
Equity-based compensation expense	10,035	569
(Gain) on sale of property and equipment	(1)	(82)
Write-off of deferred financing costs related to debt extinguishment	1,712	40
Amortization of deferred financing costs	984	121
Provision for bad debts	1,465	569
Changes in assets & liabilities:
Decrease (increase) in accounts receivable and unbilled receivable	1,060	(70)
Decrease (increase) in prepaid expenses	1,166	(1,656)
(Increase) decrease in other current assets	(224)	79
(Decrease) in trade accounts payable	(10,142)	(183)
(Decrease) in accrued liabilities	(947)	(2,665)
(Decrease) in other current and long-term liabilities	(352)	(4,701)
(Increase) in other long-term assets	(9)	(476)

Net cash (used in) provided by operating activities	(6,250)	6,942

Cash flows from investing activities:
Purchases of property and equipment	(2,133)	(4,339)
Proceeds from disposal of property and equipment	-	248
Purchase of business, net of cash acquired	(10,748)	-

Net cash (used in) investing activities	(12,881)	(4,091)

Cash flows from financing activities:
Proceeds from issuance of debt	320,000	178,039
Payment of loan acquisition costs	(17,506)	-
Repayments of debt	(189,657)	(121,358)
Proceeds from issuance of redeemable preferred stock	141,840	-
Payments of redeemable preferred stock divdends	(931)
Issuance of common stock	10,229	-
Member distributions	(21,830)	(53,400)
Payment to shareholders associated with Atlas Business Combination	(226,318)	-
Payment of contingent earn-out	-	(2,500)
Net cash provided by financing activities	15,827	781

Net change in cash and equivalents	(3,304)	3,632

Cash and equivalents - beginning of period	20,185	6,509

Cash and equivalents - end of period	$16,881	$10,141

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Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA and net revenue, which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA and net revenue are useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA and net revenue are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines net revenue as gross revenue before reimbursable expenses and other adjustments. Atlas excludes these items from gross revenue in arriving at net revenue because net revenue is an important measure of the underlying production and performance of the business. Certain items excluded from net revenue are significant components in understanding and assessing a company’s financial performance, such as subcontractor and other “pass-through” related costs. Atlas’ presentation of net revenue should not be construed as an indication that results will be unaffected by the items excluded from net revenue. Atlas’ computation of net revenue may not be identical to other similarly titled measures of other companies. For a reconciliation of net revenue to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

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Atlas Technical Consultants

Reconciliation of Gross Revenues to Net Revenues

(in thousands)

	For the quarter ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019

Gross Revenue	$112,715	$123,669	$222,017	$229,280
Reimburseable Expenses	(21,081)	(25,754)	(39,883)	(45,571)
Revenue Net of Reimburseable Expenses	$91,634	$97,915	$182,134	$183,709

Atlas Technical Consultants

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	For the quarter ended June 30,		For the six-months ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
	(in $ millions)		(in $ millions)
Net (loss) income	$2,245	$4,128	$(21,324)	$4,863
Interest	6,398	3,149	12,038	5,534
Taxes	-	154	-	154
Depreciation and amortization	5,325	5,365	10,327	10,534
EBITDA	13,968	12,796	1,041	21,085

Other non-recurring expenses(1)	1,246	4,010	16,678	6,532
Non-cash equity compensation	190	513	10,576	569

Adjusted EBITDA	$15,404	$17,319	$28,295	$28,186

(1)	Includes professional service-related service fees such as legal, accounting, tax, valuation and other consulting relating to the Atlas Business Combination, acquisition related professional fees, shutdown of the telecom division costs in 2019 and costs incurred related to the COVID-19 pandemic.

Investor Relations Contact

512-851-1507

ir@oneatlas.com

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